SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 7, 2003

                               Simtek Corporation
             (Exact name of registrant as specified in its charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
              (Address and zip code of principal executive offices)


                                 (719) 531-9444
              (Registrant's telephone number, including area code)








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Item 5: Other Information and Required FD Disclosure
----------------------------------------------------

     On November 12, 2003, Simtek Corporation (the "Company") announced that on November 7, 2003, it closed a $1.5 million equity financing transaction with affiliates of RENN Capital Group of Dallas. A copy of the press release is included herewith as Exhibit 99.1. A copy of the Securities Purchase Agreement (the "Agreement") with respect to the equity financing transaction(including forms of warrants that were issued at an exercise price of $1.25 and $1.50 per share in accordance with the terms of the Agreement) is included herewith as
Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c) Exhibits

         Exhibit Number                           Description
         --------------                           -----------

              99.1 Press Release, dated November 12, 2003, of Company with respect to financing transaction with affiliates of RENN Capital Group.

              99.2 Securities Purchase Agreement, dated November 7, 2003, among Simtek Corporation and Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC (including forms of warrants that were issued at an exercise price of $1.25 and $1.50 per share in accordance with the terms of the Securities Purchase Agreement).


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SIMTEK CORPORATION


November 12, 2003              By:   /s/Douglas Mitchell
                                    --------------------------------------------
                                    Douglas Mitchell
                                    Chief Executive Officer, President and
                                    Chief Financial Officer (acting)

















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


                                  EXHIBIT INDEX

Exhibit Number                                   Description
--------------                                   -----------

     99.1 Press Release, dated November 12, 2003, of Company with respect to financing transaction with affiliates of RENN Capital Group.

     99.2 Securities Purchase Agreement, dated November 7, 2003, among Simtek Corporation and Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC (including forms of warrants that were issued at an exercise price of $1.25 and $1.50 per share in accordance with the terms of the Securities Purchase Agreement).







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